August 26, 1996



          Securities and Exchange Commission
          Proxy Filing Desk
          Division of Corporation Finance
          450 Fifth Street, N.W.
          Washington, D.C.  20549

          RE:  Cintas Corporation

          To whom it may concern:

          We are transmitting the definitive filing of the Notice, Proxy Statement and Form of Proxy to be furnished to shareholders of Cintas Corporation for its Annual Shareholders' Meeting. We have also transferred $125.00 for the filing fee.

          Cintas plans to release these materials to security holders on or about August 26, 1996.

          If you have any questions, you may contact me at
          (513)573-4016 or our outside securities counsel, Gary P. Kreider at (513)579-6411.

          Sincerely,

          J. Michael Faust
          Headquarters Controller

          MF/tl
PAGE

FRONT OF CARD


CINTAS CORPORATION                      PROXY FOR ANNUAL MEETING
6800 Cintas Blvd., P.O. Box 625737, Cincinnati, Ohio 45262-5737

     The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 10, 1996 at 10:00 a.m. (Eastern Time) at the Company's Corporate Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio 45262 and at any adjournment of such Meeting as specified below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Authority to establish the number of Directors to be elected at the Meeting at eight.
              _ FOR      _ AGAINST       _ ABSTAIN

2.   Authority to elect eight nominees listed below.
      _ FOR all nominees listed below       _ WITHHOLD AUTHORITY
        (except as marked to the contrary     to vote for all nominees
        below)                                listed below


Richard T. Farmer; Robert J. Kohlhepp; Gerald V. Dirvin; Scott D. Farmer; James J. Gardner; Roger L. Howe; Donald P. Klekamp; John S. Lillard

WRITE THE NAME OF ANY NOMINEE(S) FOR         _______________________
WHOM AUTHORITY TO VOTE IS WITHHELD           _______________________


                    (Continued on other side)

BACK OF CARD

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


___________________________, 1996       _______________________________

                                        _______________________________
                                        Important:  Please sign exactly
                                        as name appears hereon
                                        indicating, where proper, official
                                        position or representative capacity.
                                        In the case of joint holders, all
                                        should sign.



                                        THIS PROXY IS SOLICITED ON BEHALF OF
                                        THE BOARD OF DIRECTORS

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

    We are pleased to invite you to attend our 1996 Annual Shareholders' Meeting. The meeting will be held at 10:00 a.m., Eastern Time, at the Company's Corporate Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio, on Thursday, October 10, 1996.

  The purposes of this Annual Meeting are:

     1.  To establish the number of Directors to be elected at eight;

     2.  To elect eight Directors;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Following the formal meeting, we will discuss the Company's operations during the last year and our plans for the future and answer your questions regarding the Company. Board members and other officers of the Company will also be available to discuss the Company's business with you.

                                        Yours truly,



                                        David T. Jeanmougin,
                                        Secretary

Dated:  August 23, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE OF REVOCATION DELIVERED TO THE COMPANY'S SECRETARY, THE SUBMISSION OF A LATER PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                        CINTAS CORPORATION
                      6800 Cintas Boulevard
                         P.O. Box 625737
                  Cincinnati, Ohio   45262-5737

                     Telephone (513) 459-1200

              ______________________________________

                  P R O X Y   S T A T E M E N T

                  Annual Meeting of Shareholders
                         October 10, 1996





                           INTRODUCTION

     The enclosed Proxy is solicited by the Board of Directors of Cintas Corporation ("Cintas" or the "Company") for use at the Annual Meeting of Shareholders to be held on October 10, 1996, and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of the Proxy Statement and the accompanying proxy card is August 23, 1996.


                     VOTING AT ANNUAL MEETING

General

     Shareholders may vote in person or by proxy at the Shareholders' Meeting. Proxies given may be revoked at any time prior to the meeting by filing with the Company's Secretary either a written revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person.
All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors.

     As of August 16, 1996, the record date for determining shareholders entitled to notice of and to vote at the meeting, Cintas had 47,376,432 shares of Common Stock outstanding. Each share is entitled to one vote on each matter to be presented at the meeting. Only shareholders of record at the close of business on August 16, 1996, will be entitled to vote at the meeting. A quorum consists of the presence in person or by proxy of a majority of all shares entitled to vote at the meeting.

Principal Shareholders

     The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of the record date:

Name and Address of          Amount and Nature of        Percent of
  Beneficial Owner           Beneficial Ownership           Class
Richard T. Farmer(1)           13,261,783(2)                28.0 %

James J. Gardner(1)             3,395,352(3)                 7.2 %

Joan A. Gardner(1)              2,457,486(4)                 5.2 %
__________________________

         1    The address of Richard T. Farmer, James J. Gardner and Joan A.
Gardner is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, OH 45262-5737.

         2    Includes 16,780 shares owned by Mr. Farmer's wife, 1,365,260 shares held in trust for Mr. Farmer's children, 34,290 shares owned by a corporation controlled by Mr. Farmer, and 12,500 shares which may be acquired pursuant to stock options which are exercisable within 60 days.

         3    Includes 77,022 shares held by a charitable trust established by
Mr. Gardner, 411,152 shares held in various trusts for the benefit of Mr. Gardner's children, options for 500 shares which are exercisable within 60 days, and 32,791 shares held by a corporation that is controlled by Mr. Gardner. Also includes 2,667,625 shares held by a family partnership as to which Mr. Gardner indirectly exercises voting power, of which 1,913,638 shares are also deemed to be owned beneficially by Mr. Gardner's wife, Joan A. Gardner, and which were contributed by her to the partnership. Excludes 543,848 shares held in trust for Mrs. Gardner's children.

         4    Includes 543,848 shares held in trust for Mrs. Gardner's
children and 1,913,638 shares contributed by Mrs. Gardner to a family partnership. Excludes shares beneficially owned by her husband, James J. Gardner.

Security Ownership of Directors and Executive Officers

     The following table sets forth the beneficial ownership of the Company's Common Stock by its directors, the named executive officers in the Summary Compensation Table of the Proxy Statement and all directors and executive officers as a group, as of August 16, 1996:

                                Amount and
                                Nature of
                                Beneficial              Percent
Name of Beneficial Owner        Ownership               Of Class
Richard T. Farmer              13,261,783(1)             28.0%

Robert J. Kohlhepp              1,305,093(2)              2.8%

Gerald V. Dirvin                    5,150(3)                 *

James J. Gardner                3,395,352(1)               7.2%

Roger L. Howe                     349,728(4)                 *

Donald P. Klekamp                  90,300(5)(6)              *

John S. Lillard                    63,954(6)                 *

Scott D. Farmer                   197,609(7)                 *

David T. Jeanmougin                 7,330(8)                 *

Robert R. Buck                     60,569(9)                 *

William C. Gale                        30                    *

All Directors and Executive
Officers as a Group (13 persons)18,799,156(10)            39.7%

*Less than 1%

(1)  See Principal Shareholders.

(2) Includes 20,000 shares held in trust for members of Mr. Kohlhepp's family, 696,347 shares held by businesses controlled by Mr. Kohlhepp, and options for 11,000 shares which are exercisable within 60 days.

(3)  Includes options for 2,750 shares which are exercisable within 60 days.

(4)  Includes options for 500 shares which are exercisable within 60 days.

(5) Includes 59,690 shares owned by Mr. Klekamp's wife and 20,000 shares as to which she is trustee.

(6)  Includes options for 6,500 shares which are exercisable within 60 days.

(7) Includes 45,700 shares held in trust for members of Mr. Farmer's family, 10,539 shares owned by his immediate family and options for 35,300 shares which are exercisable within 60 days.

(8)  Includes options for 5,200 shares which are exercisable within 60 days.

(9)  Includes options for 800 shares which are exercisable within 60 days.

(10) Includes options for 91,950 shares which are exercisable within 60 days.


ELECTION OF DIRECTORS

   The By-laws of the Company call for the Board of Directors to have at least three members with the specific number to be elected at the meeting established by shareholders. At the present time, the Board consists of eight Directors, and the Board is recommending that this number be retained.

   The Board is nominating for reelection all current Directors, namely Richard T. Farmer, Robert J. Kohlhepp, Gerald V. Dirvin, Scott D. Farmer, James J.Gardner, Roger L. Howe, Donald P. Klekamp and John S. Lillard.

   Proxies solicited by the Board will be voted for the election of the eight nominees shown above. All Directors elected at the Annual Shareholders' Meeting will be elected to hold office until the next Annual Meeting or until their successors are elected and qualified.

   Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The Company has no reason to believe that any nominee for election will be unable or unwilling to serve if elected.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO.1 AND THE ELECTION OF THE EIGHT NOMINEES PROPOSED BY THE BOARD.

Vote Required

   THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING AT THE MEETING IS REQUIRED TO APPROVE PROPOSAL NO. 1. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THIS VOTE. THE EIGHT NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES CAST FOR THE POSITIONS TO BE FILLED WILL BE ELECTED.

OTHER MATTERS

   Any other matters considered at the meeting including adjournment will require the affirmative vote of the majority of shares voting with abstentions and broker non-votes having no effect.

VOTING BY PROXY

   All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the establishment of the number of Directors at eight and "FOR" the election of all eight nominees proposed by the Board unless authority is withheld to vote for any or all of those nominees.

   If any other matters come before the meeting or any adjournment, each proxy card will be voted in the discretion of the proxies named therein.

SHAREHOLDER PROPOSALS

   Shareholders who desire to have proposals included in the Notice for the 1997 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before April 25, 1997.

APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors appointed Ernst & Young LLP as its certified public accountants for fiscal 1997. Ernst & Young LLP has served as certified public accountants for the Company in the past. A member of Ernst & Young LLP will be present at the meeting to make a statement if desired and to answer questions of shareholders.

                              MANAGEMENT
Directors and Executive Officers

  The Directors and Executive Officers of Cintas Corporation are:

                                                       Position
Name and Age          Position                           Since
Richard T. Farmer(1)  Chairman of the Board              1968
   61

Robert J. Kohlhepp(1) President, Chief Executive Officer 1984
   52                 and Director

Gerald V. Dirvin(3)   Director                           1993
   59

James J. Gardner(1&2) Director                           1969
   63

Roger L. Howe(2&3)    Director                           1979
   61

Donald P. Klekamp(2)  Director                           1984
   64

John S. Lillard(3)    Director                           1978
   66

Scott D. Farmer       Vice President and Director        1987
   37

Robert R. Buck        Senior Vice President              1991
   48

Karen L. Carnahan     Treasurer                          1992
   42

William C. Gale       Vice President - Finance           1995
   44

David T. Jeanmougin   Senior Vice President and Secretary1991
   55

John S. Kean III      Senior Vice President              1986
   56

Ages are as of September 1, 1996.
   1  Member of the Executive Committee of the Board of Directors.
   2  Member of the Audit Committee of the Board of Directors.
   3  Member of the Compensation Committee of the Board of Directors.

    Richard T. Farmer has been with the Company and its predecessors since 1957 and has served in his present position with the Company since 1968.
Prior to August 1, 1995, Mr. Farmer also served as Chief Executive Officer. He is also a Director of Fifth Third Bancorp, Cincinnati, Ohio, a NASDAQ company, and Safety Kleen Corp., Chicago, Illinois, a business service entity and a NYSE company.

   Robert J. Kohlhepp has been a Director of the Company since 1979. He has been employed by the Company since 1967 serving in various executive capacities including Vice President - Finance until 1979 when he became Executive Vice President. He served in that capacity until October 23, 1984, when he was elected President by the Board. In addition to serving as the Company's President, Mr. Kohlhepp was elected Chief Executive Officer on August 1, 1995.

   Gerald V. Dirvin was elected a Director of Cintas in 1993. Mr. Dirvin joined The Procter & Gamble Company, a Cincinnati-based consumer goods marketing company and a NYSE company, in 1959 and served in various management positions. He retired as Executive Vice President and as a Director in 1995. Mr. Dirvin is also a Director of Fifth Third Bancorp, Cincinnati, Ohio, a NASDAQ company, and Northern Telecom Limited, Toronto, Canada, a NYSE company.

   James J. Gardner served in various management positions with Cintas from 1956 until his retirement in 1988. Mr. Gardner has served as a Director of the Company since 1969.

   Roger L. Howe has been a Director of Cintas since 1979. He is the Chairman of the Board of U.S. Precision Lens, Inc., a manufacturer of optics for the instrument, photographic and television industries, and has held that position in the firm for over five years. Mr. Howe is a Director of Star Banc Corporation, Cincinnati, Ohio, a NYSE company, and its subsidiary Star Bank, National Association; Eagle-Picher Industries, Inc., a Cincinnati-based diversified industrial products manufacturer; and Baldwin Piano and Organ Company, a Loveland, Ohio, based company which is the largest domestic manufacturer of keyboard musical instruments and a NASDAQ company.

   Donald P. Klekamp was elected a Director of Cintas in 1984. Mr. Klekamp is a senior partner in the Cincinnati law firm of Keating, Muething & Klekamp. Keating, Muething & Klekamp serves as counsel for the Company.

   John S. Lillard has been a Director of Cintas since 1978. He was a Founder of JMB Institutional Realty Corporation, a registered investment advisor, where he served as President from 1978 to 1991. In 1991, he became Chairman-Founder until his retirement in June 1996. He is also a Director of Stryker Corporation, a medical equipment company, and a Director of Lake Forest Bancorporation and Wintrust Financial Corporation, bank holding companies.

   Scott D. Farmer joined Cintas in 1981. He has served in various management positions including Vice President - National Account Division, Vice President
- - Marketing and Merchandising, and is President of Cintas Sales Corporation, a wholly-owned subsidiary of the Company. He was elected a Director of Cintas in 1994.

   Robert R. Buck joined Cintas in 1982. He is presently in charge of twenty Cintas rental operations in the Midwestern United States. Prior to his operational responsibilities, he served as Senior Vice President - Finance from 1982 to 1991.

   Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with the Company. In March 1992, she was elected Treasurer of the Company.

   William C. Gale joined Cintas in April 1995. He is presently responsible for the areas of finance and accounting. Prior to joining Cintas, Mr. Gale was associated with International Paper, a forest products, paper and packaging company and a NYSE company where he served as auditor since February 1994. Mr. Gale has also held various financial executive positions with Occidental Petroleum Corporation, an oil products and chemical concern and a NYSE company.

   David T. Jeanmougin joined Cintas in August 1991 as Senior Vice President - Finance in which he was responsible for the areas of finance, accounting and administration. He served in that capacity until April 1995, when he was named Secretary of the Company and Senior Vice President. In this capacity he is responsible for the areas of manufacturing, distribution, management information systems, acquisitions and several other key administrative areas.

   John S. Kean III joined Cintas in August 1986 upon the acquisition of Red Stick Services where he served as President. He was appointed Senior Vice President in 1986 and is responsible for operations in Louisiana, Mississippi, Alabama, Arkansas and Tennessee.

   James J. Gardner is the brother-in-law of Richard T. Farmer. Scott D. Farmer is the son of Richard T. Farmer. None of the other Executive Officers and Directors are related.

Board Actions and Compliance with Section 16 of the Exchange Act

   The Board of Directors met on four occasions in fiscal 1996. The Executive Committee is entitled through authorization by the Board of Directors and by Washington law to perform substantially all of the functions of the Board of Directors between meetings of the Board. The Executive Committee took action by written consent on six occasions in fiscal 1996.

   The Audit Committee reviews the Company's internal accounting operations, monitors relationships between the Company and its independent accountants and recommends the employment of independent auditors. The Audit Committee met on two occasions in fiscal 1996.

   The Compensation Committee establishes compensation levels for all executives and administers the Company's stock option plans. This Committee met on one occasion and took action by written consent on ten occasions in fiscal 1996.

   The Company does not have a nominating committee.

   Outside directors are paid an annual fee of $9,200 plus $1,625 for each Board meeting attended and $900 for each Committee meeting attended. Directors who are executive officers are not paid Director's fees nor do they participate in the 1994 Directors' Stock Option Plan.

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the period of June 1, 1995, through May 31, 1996, all filing requirements were complied with applicable to its officers, directors and greater than ten-percent beneficial owners.

Executive Compensation

   The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's other four most highly compensated Executive Officers for the years ended May 31, 1996, 1995 and 1994.

                       SUMMARY COMPENSATION TABLE

                                 Annual            Long Term
                              Compensation        Compensation

                                                    Shares
                                                  Underlying   All
      Name and             Salary   Bonus   Other   Option    Other
Principal Position   Year   ($)      ($)     ($)  Grants (#)Compensation($)(1)

Richard T. Farmer    1996 278,512  207,813 61,061(2) 10,000shs   209,340
   Chairman of the   1995 278,512  222,810  ----     5,000 shs   220,568
   Board             1994 267,800  171,392 50,980(2) 10,000shs   220,505

Robert J. Kohlhepp   1996 267,370  174,202  ----     50,000 shs   58,277
   President, Chief  1995 222,809  155,966 69,215(3)  5,000 shs   60,319
   Executive Officer 1994 214,240  119,975  ----     10,000 shs   62,614
   and Director

Robert R. Buck       1996 200,000  161,869  ----      5,000 shs    6,699
  Senior Vice        1995 190,000  126,810  ----       ----        5,987
  President          1994 175,000   97,259  ----      5,000 shs    9,056

David T. Jeanmougin  1996 214,000   69,715  ----      5,000 shs    6,571
  Senior Vice        1995 200,000   70,000  ----      5,000 shs    6,044
  President          1994 175,000   52,400  ----      5,000 shs    8,134
  and Secretary

William C. Gale      1996 170,000   55,381  ----     10,000 shs   46,918
 Vice President-     1995 21,538(4)  ----   ----      5,000 shs    ----
 Finance


  (1) The Company maintains a split-dollar life insurance program for Messrs. Farmer and Kohlhepp. Under this program, the Company has purchased insurance policies on the lives of Mr. Farmer and his wife and Mr. Kohlhepp and his wife. Messrs. Farmer and Kohlhepp are responsible for a portion of the premiums and the Company pays the remainder of the premiums on the life insurance policies. Upon the death of Messrs. Farmer or Kohlhepp and their spouses, the Company will be entitled to receive that portion of the benefits paid under the life insurance policy that is equal to the premiums paid by the Company on that policy. The life insurance trust established by the decedent will receive the remainder of the death benefits. The actuarially projected current dollar value of the benefit to Messrs. Farmer and Kohlhepp of the premiums paid to the insurer under these policies for the fiscal years ended May 31, 1996, 1995 and 1994 is $202,007, $214,669 and $210,317,
respectively, for Mr.Farmer and $51,348, $54,357 and $52,859, respectively, for Mr. Kohlhepp, which amounts are included above.

The Company maintains the Cintas Partners' Plan, a non-contributory employee stock ownership plan and profit sharing plan for the benefit of Company employees who have completed one year of service. The Plan also includes a 401(k)savings feature which covers substantially all employees. The amount of contributions to the profit sharing plan and ESOP and the matching contribution to the 401(k) are at the discretion of the Company. Included above are the dollars contributed by the Company pursuant to the Company's Partners' Plan.

Included for Mr. Gale in 1996 is a $45,862 reimbursement of moving expenses and the resulting income tax liability.

    (2) The amount indicated represents compensation associated with the use of the Company's aircraft ($52,766 and $42,091 in 1996 and 1994, respectively) and the remainder attributable to other expense reimbursements.

    (3) The amount indicated represents compensation associated with the use of the Company's aircraft ($59,663) and the remainder attributable to other expense reimbursements.

    (4) Mr. Gale's employment with the Company began in April 1995.


Stock Options

  The following table sets forth information regarding stock options granted to the executives named in the Summary Compensation Table under the Company's 1992 Stock Option Plan during the fiscal year ended May 31, 1996:

                   OPTION GRANTS IN LAST FISCAL YEAR

                                                               Potential
                                                               Realizable
Name       Number of  Percent of Total                      Value at Assumed
            Shares        Options                            Annual Rates of
          Underlying     Granted to   Exercise                   Stock
           Options      Employees in   Price   Expiration     Price Apprec.
           Granted       Fiscal 1996  ($/Sh.)     Date      For Option Term
                                                             5%($)     10%($)
Richard T.
Farmer     10,000           3.2%         38.75  07/24/00    106,950   236,763

Robert J.
Kohlhepp   50,000          15.9%         38.75  07/24/05  1,218,688  3,088,375

Robert R.
Buck        5,000           1.6%         38.75  07/24/05    121,869    308,838

David T.
Jeanmougin  5,000           1.6%         38.75  07/24/05    121,869    308,838

William C.
Gale       10,000           3.2%         38.75  07/24/05    243,738    617,675

  The following table sets forth information regarding stock options exercised by the executives named in the Summary Compensation Table during fiscal 1996 and the value of in-the-money unexercised options held by them as of May 31, 1996:

             AGGREGATED OPTION EXERCISES IN FISCAL 1996
               AND FISCAL 1996 YEAR END OPTION VALUES


                                 Number of Shares        Value of Unexercised
                              Underlying  Unexercised    In-the-Money Options
Name       Shares              Options at May 31,1996     at May 31,1996($)(1)
          Acquired
             on      Value
       Exercise(#)  Realized($) Exercisable Unexercis. Exercisable  Unexercis.
Richard T.
Farmer    75,000    1,968,750     6,250      18,750      162,031     363,594

Robert J.
Kohlhepp   ----       ----        6,000      84,000      248,000   1,797,625

Robert
R. Buck   2,160      85,140       ----       14,000       ----       332,750

David T.
Jeanmougin ----       ----         ----       45,000       ----      1,239,125

William C.
Gale       ----       ----         ----      15,000       ----        223,125



(1) Value is calculated as the difference between the fair market value of the Common Stock on May 31, 1996 ($53.50 per share) and the exercise price of the options.

Report of the Compensation Committee

  The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, outside directors. The members of the Committee for fiscal 1996 were Messrs. Dirvin, Howe and Lillard. The Committee has the overall responsibility of reviewing and recommending specific compensation levels for executive officers and key management to the full Board of Directors. The Committee is also charged with the responsibility of reviewing the performance of the executive officers and overall Company performance. The Company's stock option plans are also administered by the Committee. Compensation decisions for fiscal 1996 followed the same pattern as fiscal 1995.

  The Company's executive compensation policies are designed to support the corporate objective of maximizing the long term value of the Company to its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes the Company's long term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase the Company's common stock.

  The Committee has established three primary components of the Company's executive compensation plan. The three components are:

   base compensation
   performance incentive compensation
   stock-based performance compensation through stock option grants

  The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 1996 compensation since compensation levels were not in excess of the amounts deductible under the law.

Base Compensation

  The Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies but reflects the subjective judgment of the Committee. However, specific annual performance goals are established for each executive officer. Based on the Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are in the middle of the range.

Performance Incentive Compensation

  The performance incentive compensation, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for certain executives based on target levels of increases in earnings per share. Cash bonuses paid to other executives are based on a percentage of operating profits of the particular division served by that officer. Those percentages are not disclosed because they could be used to determine divisional operating profits which are otherwise not publicly available.

Stock Option Grants

  Executive compensation to reward past performance and to motivate future performance is also provided through stock options granted under the 1992 Stock Option Plan. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Committee in its discretion has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. The Committee has not established specific stock option target awards for participants. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities. Options granted to executive officers in 1996 can be found on page 10 under the Option Grants Table.

Chief Executive Officer Compensation

  The Committee establishes Mr. Kohlhepp's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Committee's comparison of the Company's overall compensation level for Mr. Kohlhepp as a percent of revenues and net income to comparable companies in the industry, the Committee believes his overall compensation level is in the middle of the range. The Committee also establishes at the beginning of each year a performance incentive bonus arrangement for Mr. Kohlhepp. Based on the Company's belief that shareholder value is best enhanced by increases in earnings per share, the Committee based this arrangement on target levels of increases in earning per share. The program provided for no bonus if earnings per share did not exceed a minimum threshold of a 10% increase over the prior year's earnings per share which was $1.34. The bonus potential ranged from 7% of base salary if earnings per share increased by fourteen cents over the prior year up to a maximum of 80% if earnings per share increased by thirty-four cents over the prior year.


                                                  John S. Lillard - Chairman
                                                  Gerald V. Dirvin
                                                  Roger L. Howe

Common Stock Performance Graph

        The following graph summarizes cumulative return on $100 invested in the Company's Common Stock, the S & P 500 Stock Index and the common stocks of a representative group of companies in the uniform related industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, G & K Services, Inc., National Service Industries, Inc., Unifirst Corporation and Unitog Company. Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies included in the Peer Index are not the same as those considered by the Compensation Committee.


                                    Cintas Corporation
                                  5 Year Cumulative Total
                                    Shareholder Return


Measurement Period
 (Quarter End)             Cintas Corp.        S&P 500 Index        Peer Group
Measurement Point: May, 91     $100                  $100               $100
      August, 91                109                   102                 95
    November, 91                 93                    98                 89
    February, 92                127                   108                107
         May, 92                120                   110                 97
      August, 92                106                   110                 98
    November, 92                118                   116                101
    February, 93                117                   120                111
         May, 93                117                   123                111
      August, 93                124                   127                112
    November, 93                122                   128                112
    February, 94                135                   130                124
         May, 94                133                   128                119
      August, 94                136                   134                123
    November, 94                147                   129                117
    February, 95                162                   139                122
         May, 95                148                   154                132
      August, 95                162                   163                140
    November, 95                197                   177                154
    February, 96                208                   188                168
         May, 96                231                   197                191

OTHER MATTERS

  Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

  By order of the Board of Directors.


                     David T. Jeanmougin
                     Secretary